Exhibit 11.1

FORM OF CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Offering Statement on Form 1-A of Masterworks Vault 13, LLC of our reports dated April 30, 2026, relating to the financial statements on Form 1-K of each Target Issuer.

/s/ AGD Legal, S. C.

Cancun, Quintana Roo

May 8, 2026